UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, Florida.	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 8.01.	Other Events.

As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 7, 2015, Cambridge Capital Acquisition Corporation (the “Company”) received a written notice on January 2, 2015 from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Listing Rules 5620(a) and (b), which required that the Company solicit proxies and hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2013 (the “Annual Shareholders’ Meeting and Proxy Rule”). On February 10, 2015, a Nasdaq Hearings Panel granted the Company’s request for continued listing of the Company’s securities on Nasdaq, provided that the Company hold an annual meeting on or before July 1, 2015 to satisfy the Annual Shareholders’ Meeting and Proxy Rule. As previously reported, on June 29, 2015, the Company held its annual meeting as required.

As a result of the foregoing, on July 2, 2015, the Company received a written notice from Nasdaq confirming that the Company had regained compliance with the Annual Shareholders’ Meeting and Proxy Rule and is now in compliance with all other applicable requirements as set forth in the Hearings Panel’s February 10, 2015 decision and required for listing on Nasdaq.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 6, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

By:	/s/ Benjamin Gordon
Benjamin Gordon
Chief Executive Officer

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